UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2008
Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

BIRMINGHAM, Alabama, (September 16, 2008) Protective Life Insurance Company today announced that its parent, Protective Life Corporation (NYSE:PL), confirmed its credit exposures relating to its investments in preferred stock issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac), debt and preferred stock issued by Lehman Brothers Holdings, Inc. (Lehman), and debt and preferred stock issued by American International Group, Inc. (AIG).

For more information, see the attached press release including supplemental investment portfolio information, which can also be located at www.protective.com. The Registrant will determine the amount of any impairment charge as of September 30, 2008. Protective Life Corporation’s credit exposures for these securities includes the Registrant’s exposures, in addition to $0.3 million held by another direct subsidiary of Protective Life Corporation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1 – Press Release Dated September 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: September 16, 2008